Exhibit 10.14
[Letterhead & Logo
75 Tri-State International
Suite 222
Lincolnshire, Illinois  60069
708-317-2400
FAX: 708-317-1900]

Morgan Products Ltd.

March 14, 1995

(REVISED April 20, 1995)
(REVISED May 10, 1995)

Joseph G. LaCroix
1102 E. Powderhorn Drive
Mechanicsburg, PA 17055

Dear Joe:

This letter sets forth our discussions regarding your separation of employment from Morgan Products Ltd. and its subsidiaries (collectively, the "Company") and represents the entire agreement between you and the Company with respect to any and all severance benefits to which you are entitled from the Company. This Agreement incorporates the terms and provisions of the Special Severance/Retention Plan for Executive Officers, dated March 30, 1994 (the "Plan"), including the modifications/enhancements dated April 13, 1994, which shall be incorporated herein by reference.


1. In consideration of the benefits set forth herein, you agree to forfeit your right to any and all payments and benefits under the terms of the Plan. Notwithstanding the preceding sentence, except as specifically provided herein to the contrary, you shall be entitled to the benefits set forth in Section 3.3 (including the modifications/enhancements to the Plan dated April 13, 1994) and Article 5 of the Plan. In addition, the terms and provisions of Articles 4, 6, 7, 8, and 9 (with the exception of Sections 9.4 and 9.8) of the Plan shall apply for the purposes of this Agreement.

2. Tuesday, March 14, 1995 shall serve as your date of notice under the Plan. The effective date of your termination will be Friday, May 12, 1995.

3. Effective March 14, 1995 you are being placed on unrestricted paid leave at your current bi-weekly rate of pay. During such leave, you will have no authority or responsibility to act for or on behalf of the Company. Outplacement services are being made available to you effective immediately, and you are free to begin to seek new employment or to pursue other self interests.

4. The Company will continue to pay you on a bi-weekly basis through May 12, 1995. You will receive your final regular paycheck on May 19, 1995. The total balance of your Deferred Compensation Account will be paid to you on June 2, 1995.

5. On May 12, 1995 you will become eligible for certain severance payouts which shall be determined according to Section 3.3(a) of the Plan (including the modification/ enhancement to the Plan dated April 13, 1994). You have elected that such payment be made in a lump sum on June 30, 1995. The amount of that payment as determined in accordance with the plan is $451,543.

6. Short-term and long-term disability coverage, participation in the Company's 401(k) plan, CAR plan, and Deferred Compensation plan, will terminate on Friday, May 12, 1995.

7. Any Company equipment you may have in your possession, such as, computers, software, electronic and communications equipment, is to be returned to the Company.

8. You agree to forfeit to the Company effective with the signing of this agreement all outstanding options that have been granted to you as of March 15, 1995.

9.   While you are not eligible for any payout or deferred bonus reimbursement
     under the CAR Plan, the Company agrees to pay   you those amounts of your
     bonuses that were deferred to that plan for purchases of CARS. That amount is $4,835.

10. The Company will also agree to provide you with an additional lump sum payment of $30,000, which along with the amount in number 9 above, will be added to your final payment on June 30, 1995.

11.  In consideration of 3, 9 and 10 above you agree as follows:

     (a) You will not, for two years after March 14, 1995 directly or indirectly, engage or participate in or become employed by or render advisory or other services to, or have any ownership in any firm, person, corporations or business enterprise which is primarily engaged in the distribution of millwork - wood windows, wood flush doors, wood stile and rail doors, pre-hung door units, steel door units, stairparts, and lineal molding - which significantly does or may compete with or against any of Morgan Products Ltd. distribution centers, or which is primarily engaged in the business of manufacturing, importing, and selling residential woodstile and rail doors that compete against Morgan Manufacturing.

     (b) For two years after March 14, 1995, you will not engage in solicitation of the Company's employees, and

     (c) You will not directly or indirectly use, attempt to use, disclose, or otherwise make known to any person or entity any knowledge or information, including without limitation, lists of customers or suppliers, trade secrets, know-how, inventions, discoveries, and
          processes, as well as any data and records pertaining    thereto,
          which you may have acquired in the course of your employment; or any
          knowledge or information of a    confidential nature (including all
          unpublished matters) relating to, without limitation, the business, properties, accounting, books and records, trade secrets, or memoranda of the company or its affiliates, unless the company agrees in advance in writing to allow you to do so.

     (d) You agree to fully cooperate and to assist Morgan Distribution and its counsel in responding to the Justice Department's investigation of Andersen Corporation and its distributors. That cooperation is to include, but is not limited to: assisting in the production and interpretation of documents, providing information about the relationships between and among Andersen Corporation, Morgan Distribution, and other Andersen corporation distributors and Morgan Distribution customers as well as their respective employees, and meeting and talking with Morgan Distribution's counsel when requested to do so. Where appropriate you will be reimbursed for any out-of-pocket expenses and/or lost wages associated with providing such
          cooperation and assistance.  Morgan       Distribution agrees to
          provide the same cooperation and assistance to you if the justice
          department initiates    any individual investigation or action against
          you relative to Andersen Corporation and its distributors. To the extent that liability is alleged or found against you in connection with events that occurred prior to your termination for which there is a potential for D & 0 coverage, the Company agrees to promptly submit to the appropriate carrier a claim for coverage.

     (e) With the exception of obligations set forth in this letter and the fulfillment of same by the Company, you hereby waive and release the Company, its successors and assigns, their Officers, Directors, and employees from all liabilities, obligations, damages, claims, causes of action and demands, whatsoever, and agree not to sue or file any claim against the company or the Company's successors or assigns, their Officers, Directors, and employees which you now have or hereafter can, shall or may have, including but not limited to any claims or rights under federal, state or local laws prohibiting age (including but not limited to all claims or rights arising under any statutes, including but not limited to the Age Discrimination in Employment Act), race, sex, national origin, religion, or other forms of discrimination, any common law contract, tort or other claims. In the waiver of your rights arising under the Age Discrimination in Employment Act, it is understood that you are not waiving any right that arises after this agreement is executed.

12. You agree that you have read this agreement carefully, and that you were given a period of at least 21 days from its date of issuance in which to execute this agreement, and that you understand you also may revoke this agreement at any time during a seven-day period following the date of execution in which case this agreement will have no force and effect.

13. You are advised to consult with an attorney prior to executing this agreement, and you acknowledge you have been given a reasonable opportunity to do so.




Dennis C. Hood
Senior Vice President
Human Resources & Administration


ACCEPTED AND AGREED:


_____________________________                   _________________
J. G.  LaCroix                                   Date


[Letterhead & Logo
75 Tri-State International
Suite 222
Lincolnshire, Illinois  60069
708-317-2400
FAX: 708-317-1900
Morgan Products Ltd.]

May 9, 1995
(Revised June 2, 1955)

Mr. Donald E. Schlegel
2789 Fox Run
Appleton, WI 54915

Dear Don:

This letter sets forth our discussions regarding your separation of employment from Morgan Products Ltd. and its subsidiaries (collectively, the "Company") and represents the entire agreement between you and the Company with respect to any and all severance benefits to which you are entitled from the Company. This Agreement incorporates the terms and provisions of the Special Severance/Retention Plan for Executive officers, dated March 30, 1994 (the "Plan"), the terms and conditions of which, except as specifically modified and stated herein, apply to this agreement.

1. Your separation from the Company will be considered a Qualifying Termination under Section 3.2 of the Plan. Friday, May 19, 1995, shall be your termination date under the Plan.

2. You agree to forfeit your right under Section 3.2 to at least sixty (60) days notice prior to the date on which your termination shall become effective.

3. Payout of cash payments set forth in Section 3.3(d) are hereby revised as stated further herein.

4. On May 19, 1995 you will become eligible for certain severance payouts which shall be determined according to Section 3.3(a) of the Plan. The company's payout obligation under Section 3(a)(i) will be made to you in thirty-nine biweekly payments through the pay period ending on or about November 19, 1996. The payout under Section 3.3(a)(ii) shall be made to you in a lump sum within thirty days of your termination date.

5. Short-term and long-term disability coverage, payments into the Company's 401(k) plan, CAR plan, and Deferred Compensation plan, will terminate on Friday, May 19, 1995. Reimbursement of the 401(k) plan will be made at such time as you direct it into a new employer's plan or other directions of your choosing.

6. Return of credit cards, telephone cards, and keys, should be taken care of on your last day of work. Any Company equipment you may have in your possession, such as computers, software, electronic and communications equipment, is to be returned to the Company.

7. You agree to forfeit to the Company effective with the signing of this agreement all outstanding options that have been granted to you as of June 2, 1995.

8. In the event of inquiry from prospective employers or prospective consulting clients, the Company will respond to such reference inquiries and will refrain from making negative comments about you or your performance and will generally offer the explanation of your departure as indicated in Exhibit A attached hereto.

9. While you are not eligible for any payout or deferred bonus reimbursement under the CAR Plan, the Company agrees to pay you those amounts of your bonuses that were deferred to that plan for purchases of CARS. That amount is $4,967.79 and shall be paid to you within thirty days of your termination date.

10. The Company will also agree to provide you with an additional six months of salary continuation at your current biweekly rate. Such continuation will be made in thirteen biweekly payments beginning with the pay period following that ending on or about November 19, 1996, and continuing through the pay period ending on our about May 19, 1997.

11. The Company agrees to pay you an additional one-half (.5) multiplied by the average of your bonus awards earned over the past three years. Such payment shall be made within thirty days of your termination.

12. In addition, the Company agrees to extend the fringe benefit program referred to in Section 3.3(c) paragraph two of the Plan, from November 19, 1996 through the pay period ending on or about May 19, 1997.

13. The Company will also agree to provide you with an additional lump sum payment of $10,000.which shall be paid to you within 30 days of your termination date.

14.  In consideration of 9, 10, 11, 12 and 13 above, you agree as follows:

     (a) You will not, for two years after the date you execute this agreement, without the written consent of the Company, directly or indirectly, engage or participate in or become employed by or render advisory or other services to, or have any ownership in any firm, person, corporations or business enterprise which is engaged in the business of manufacturing, importing and selling of residential stile and rail type wood panel doors which compete against Morgan Manufacturing, or in any business corporation or business enterprise which is primarily engaged in the wholesale distribution of millwork, - wood windows, wood flush doors, wood panel doors, pre-hung door units, steel door units and stairparts - which compete with or against any of the Morgan Products Ltd. distribution centers.

     (b) For two years after the date that you execute this agreement, you will not engage in solicitation of the Company's employees, and

     (c) You will not directly or indirectly use, attempt to use, disclose or otherwise make known to any person or entity, including without limitation, lists of customers or suppliers, trade secrets, know-how, inventions, discoveries, and processes, as well as any data and records pertaining thereto, which you may have acquired in the course of your employment; or any knowledge or information of a confidential nature (including all unpublished matters) relating to, without limitation, the business, properties, accounting, books and records, trade secrets, business strategies or memoranda of the Company or its affiliates, unless the Company agrees in advance in writing to allow you to do so.

     (d) With the exception of obligations set forth in this letter and the fulfillment of same by the Company, you hereby waive and release the Company, its successors and assigns, their Officers, Directors, and employees from all liabilities, obligations, damages, claims, causes of action and demands, whatsoever, and agree not to sue or file any claim against the Company or the Company's successors or assigns, their Officers, Directors, and employees which you now have or hereafter can, shall or may have, including but not limited to any claims or rights under federal, state or local laws prohibiting age (including but not limited to all claims or rights arising under any statutes, including but not limited to the Age Discrimination in Employment Act), race, sex, national origin, religion, or other forms of discrimination, any common law contract, tort or other claims. In the waiver of your rights arising under the Age Discrimination in Employment Act,, it is understood that you are not waiving any right that arises after this agreement is executed.

15. You agree that any violation of you by this Agreement will entitle the Company to offset any amount owed to you hereunder, in an amount equal to the unpaid balance owed under this Agreement as of the date of the breach by you of this Agreement except that, to no extent, will payments be withheld in excess of actual damages sustained by the Company.
     Furthermore, before any unpaid balance is withheld, you will be given thirty days written notice of such intent to offset and an opportunity to explain why such action should not be taken. In addition, you agree that monetary damages under Section 11 herein are not susceptible to precise calculation, and therefore, in addition to the monetary damages set forth herein, the Company will be entitled to obtain equitable relief (including, but not limited to, an injunction) in response to such a breach.

16. It is agreed that the Plan, as it specifically applies to you, may be modified by this letter upon mutual consent of you and the Company, Sections 9.4 and 9.8 notwithstanding.

17. You agree that you have read this agreement carefully, and that you were given a period of at least 21 days from its date of issuance in which to execute this agreement, and that you understand you also may revoke this agreement at any time during a seven-day period following the date of execution in which case this agreement will have no force and effect.

18. You are advised to consult with an attorney prior to executing this agreement, and you acknowledge you have been given a reasonable opportunity to do so.


Dennis C. Hood
Senior Vice President
Human Resources & Administration
ACCEPTED AND AGREED

_________________________                      _________________
Donald E. Schlegel                             Date

                                                                       EXHIBIT A

EXCERPT FROM LARRY R. ROBINETTE
LETTER TO ALL EMPLOYEES DATED MAY 9, 1995:






Don Schlegel will be leaving Morgan Products to pursue other opportunities. Earlier this year Don, and I had discussions concerning the direction of the company and the changes we were making. At that time Don expressed his desire to continue his career as President and or CEO of a stand-alone business. As a result of that discussion, Don and I had an understanding that absent a major acquisition he would be leaving Morgan at a time that would be mutually convenient.

I want to thank Don for his fine efforts over the past six years. The manufacturing group faced a number difficult external obstacles in pursuing its goals. Don and his team were successful in restructuring the business and positioning it for profitable growth.

Don will be leaving after a brief transition period. We wish him the best in his future endeavors.



Larry R. Robinette
President
Chief Executive Officer